SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2007

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14040 Danielson Street

Poway, California 92064-6857

(Address of Principal Executive Offices)

(858) 746-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

Effective July 9, 2007, we entered into agreements with each of our named executive officers that provide certain change of control payments and benefits. These agreements provide that in the event of a change of control, all outstanding unvested stock options shall become fully vested and exercisable. These agreements provide for certain additional compensation and benefits, including severance payments based on a multiplier (based on position) of salary, bonus and other benefits, and limited tax-gross up payments, to be made to the executive officers if their employment is terminated under specified circumstances within six months prior to and two years following a change of control. There are different tiers of participation in these agreements, with our chief executive officer with a benefit multiplier of two, and our other executive officers with a benefit multiplier of 1.5. All severance payments are payable only after a double trigger.

The agreements are substantially in the form of the executive agreement attached to this 8-K as Exhibit 99.1, which is incorporated here by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits:	Description of Documents
99.1	Executive Agreement

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: July 13, 2007	RESMED INC.
(registrant)

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Secretary, Global General Counsel and
Senior Vice President of Organizational Development

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Executive Agreement